EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[343,474 ,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE(6))
LEHMAN MORTGAGE TRUST, SERIES 2006-7

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Call (yrs) (2)	Principal Payment to Call Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
2A1	$[343,474,000]	1ML + 0.45%	Senior, Pass Through	[3.07]	[11/06] - [11/14]	[6.00]%	30/360	11/25/2036	AAA
2A2 (4) (5)	$[343,474,000]	6.55% - 1ML	Senior, Interest-Only	N/A	N/A	[6.00]%	30/360	11/25/2036	AAA
AP (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[]%	30/360	11/25/2036	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[]%	30/360	11/25/2036	AAA
SUBS (4)	$21,924,376	7.00%	Subordinated	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum with the 10% optional termination exercised. Assumes bonds pay on the 25th of every month beginning in November 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 2A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
1

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% optional termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
2

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE
Terms of the Offering:

Cut-off Date:	October 1, 2006

Closing Date:	October 30, 2006

Settlement Date:	October 30, 2006

Distribution Dates:	25th of each month, commencing in November 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally [0.25]% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	With respect to all certificates other than the Class 2A1 and Class 2A2 Certificates, 24 days.

With respect to the Class 2A1 and Class 2A2 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 2A1 and Class 2A2 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 2A1 and Class 2A2 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or October 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
3

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 2A1 and Class 2A2 Certificates, 29 days of accrued interest.

With respect to the Class 2A1 and Class 2A2 Certificates, 5 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 2A1 and Class 2A2 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal [5.32]% per annum.

Registration:	Book-entry form through DTC.

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 10% CPR in the first month of loan life and additionally approximately 1.36% (15/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 25% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

4

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 2A1 is a senior certificate. Class 2A1 will accrue interest at a per annum rate of one-month LIBOR + 0.45%, subject to a minimum rate of 0.45% and a maximum rate of 7.00%.

Class 2A2 is an interest-only certificate. It will accrue interest at a per annum rate of 6.55% - one-month LIBOR, subject to a minimum rate of 0.00%. Its class notional balance will equal the class principal amount of the Class 2A1 Certificates.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. Class AP will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 7.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
5

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.00]%*).

Priority of Payment		Order of
	Class A Credit Support of [6.00]%*	Loss Allocation (Other than Excess Losses)
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
6

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment	On any Distribution Date, the sum of (1) the Senior Percentage and
Percentage:	(2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate	On any Distribution Date, one minus the Senior Prepayment
Prepayment Percentage:	Percentage.

Strip Rate:	7.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
7

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal	On any Distribution Date, the sum of (1) the related AP Percentage
Distribution Amount:	of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal	On any Distribution Date, the sum of (1) the product of
Distribution Amount:
(a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal	On any Distribution Date, the sum of (1) the product of
Distribution Amount:
(a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
8

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 2A1 Certificates until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
9

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Class 2A1 Discount Margin Table (To Optional Termination):

Assumes one-month LIBOR equals [5.32]%.
	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	45	45	45	45	45	45	45
WAL (yr)	6.15	4.14	3.64	3.07	2.42	2.00	1.46
First Prin Pay	Nov06	Nov06	Nov06	Nov06	Nov06	Nov06	Nov06
Last Prin Pay	Apr22	Aug17	May16	Nov14	Feb13	Dec11	Jun10

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
10

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Interest Rate Range	5.0% - 9.0%

Gross WAC	7.05%	(+/- 15 Bps)

Original WAM	360

Current WAM	359	(+/- 5 Months)

WA Orig. LTV %	70%	(+/- 10%)

WA Orig. FICO	705	(+/- 10)

California %	33%	(MAX 45%)

Max Avg. Loan Size	$290,000

Cash-Out Refinance %	45%	(+/- 10%)

Primary Residence %	90%	(MIN 75%)

10 Year Interest Only %	30%	(MAX 50%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
11

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[175,000,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE(6))
LEHMAN MORTGAGE TRUST, SERIES 2006-7

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
1A1	$175,000,000	6.00%	Senior, Pass Through	[4.16]	[11/06] - [10/36]	[6.00]%	30/360	11/25/2036	AAA
AP (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[]%	30/360	11/25/2036	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[]%	30/360	11/25/2036	AAA
SUBS (4)	$11,170,212	6.00%	Subordinated	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum without the 10% optional termination exercised. Assumes bonds pay on the 25th of every month beginning in November 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
1

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% optional termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
2

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE
Terms of the Offering:

Cut-off Date:	October 1, 2006

Closing Date:	October 30, 2006

Settlement Date:	October 30, 2006

Distribution Dates:	25th of each month, commencing in November 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally [0.25]% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360

Delay Days:	With respect to all certificates, 24 days.

Interest Accrual Period:	With respect to all certificates, the calendar month preceding the Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
3

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates, 29 days of accrued interest.

Registration:	Book-entry form through DTC.

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.09% (12/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 20% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
4

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 1A1 is a senior certificate. Class 1A1 will accrue interest at a per annum rate of 6.00%.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. Class AP will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 6.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
5

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.00]%*).

Priority of Payment		Order of
	Class A Credit Support of [6.00]%*	Loss Allocation (Other than Excess Losses)
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
6

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment	On any Distribution Date, the sum of (1) the Senior Percentage and
Percentage:	(2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate	On any Distribution Date, one minus the Senior Prepayment
Prepayment Percentage:	Percentage.

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
7

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal	On any Distribution Date, the sum of (1) the related AP Percentage
Distribution Amount:	of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal	On any Distribution Date, the sum of (1) the product of
Distribution Amount:
(a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal	On any Distribution Date, the sum of (1) the product of
Distribution Amount:
(a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
8

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 1A1 Certificates until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
9

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Yield Table (To Maturity):

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
99-24	6.05	6.04	6.04	6.03	6.02	6.01	5.99
WAL (yr)	7.85	5.54	4.91	4.16	3.26	2.64	1.89
First Prin Pay	Nov06	Nov06	Nov06	Nov06	Nov06	Nov06	Nov06
Last Prin Pay	Oct36	Oct36	Oct36	Oct36	Oct36	Oct36	Dec12

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
10

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Interest Rate Range	4.0% - 9.0%

Gross WAC	6.62%	(+/- 15 Bps)

Original WAM	360

Current WAM	359	(+/- 5 Months)

WA Orig. LTV %	70%	(+/- 10%)

WA Orig. FICO	720	(+/- 10)

California %	43%	(MAX 55%)

Max Avg. Loan Size	$310,000

Cash-Out Refinance %	44%	(+/- 10%)

Primary Residence %	90%	(MIN 75%)

10 Year Interest Only %	34%	(MAX 50%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
11

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[87,876,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (1))
LEHMAN MORTGAGE TRUST
CALLABLE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-7
GROUP 1

Class	Approximate Size ($)	Coupon (2)	Security Description	WAL To Maturity (yrs) (3)	Principal Payment to Maturity Window (3)	Expected Initial Loss Coverage (4)	Legal Final Maturity	Expected Ratings (4)
1A1(5)	$57,054,000	5.75%	Senior, Sequential	N/A	N/A	[6.00]%	11/25/2036	AAA
1A2 (6) (7)	$87,876,000	5.75%	Senior, Callable Class	6.09	02/09-10/36	[6.00]%	11/25/2036	AAA
1A3 (5) (7)	$87,876,000	5.75%	Senior, Sequential	N/A	N/A	[6.00]%	11/25/2036	AAA
C (5)	N/A	N/A	Call Class	N/A	N/A	N/A	N/A	N/A
AP (5)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[6.00]%	11/25/2036	AAA
AX (5) (8)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.00]%	11/25/2036	AAA
SUBS (5)	$9,250,776	5.75%	Subordinated	N/A	N/A	N/A	N/A	N/A

(1)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A2 Certificates to the final pool balance.

(2)	The class coupons are described under “Interest Rates” on page 4.

(3)	Prepayments were run at 100% PPC to maturity. Assumes bonds pay on the 25th of every month beginning in November 2006.

(4)	It is expected that Moody’s and Fitch will rate the offered senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(5)	Non-offered classes.

(6)
The Class 1A2 Certificates may be redeemed by the holder of the Class C Certificate on any Redemption Date. If the Class C Call is exercised, the holders of the Class 1A2 Certificates will receive their pro rata share of the Redemption Amount and any accrued interest. The Redemption Amount will equal to the product of (i) the “Class C Strike Price” and (ii) the outstanding principal balance of Class 1A2 Certificates prior to distributions on such distribution date. The Class 1A2 Certificates may be redeemed in whole (but not in part) on or after February 2007 (each, a “Redemption Date”) in accordance with procedures described in the prospectus supplement. The proceeds distributable to holders of the Class 1A2 Certificates upon redemption (the “Redemption Amount”) will be less than the outstanding principal balance of the Certificates. In addition, no premium will be paid in connection with any such redemption.

(7)
The Class 1A2 Certificates will be issued by a separate grantor trust, the sole asset of which will be the Class 1A3 Certificates. The Class 1A3 Certificates will be issued by the REMIC trust and will evidence a direct interest in the mortgage pool.

(8)	Notional certificate.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF OCTOBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The REMIC Trust will issue senior and subordinated certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinated certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a prorata basis. Excess Losses will be borne by all classes of certificates on a prorata basis.

•	The AP Percentage of Realized Losses will be allocated to Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools). The Subordinate Certificates will be cross-collateralized among several groups as described in the related prospectus supplement.

•
Class 1A2 Certificates is a Callable Class and may be redeemed, at the option of the holder of the Class C Certificate, on any Redemption Date. Since the Redemption Amount distributable upon any redemption of the Class 1A2 Certificates will be less than the outstanding balance of such Certificates, any investor who acquired its Certificate for an amount greater than the Redemption Amount will suffer a loss to the extent of such excess.

•
10% Optional Purchase: on any distribution date following the date on which the scheduled principal balance of the mortgage pool has declined to ten percent of the initial balance thereof, the Master Servicer may terminate the REMIC trust and cause redemption of the Certificates.

•
The Class 1A2 Certificates will evidence the entire beneficial ownership interest in a grantor trust, the sole asset of which will be the Class 1A3 Certificates. As described in the prospectus supplement, the Class 1A3 Certificates will be issued by the REMIC trust and will represent an interest in the mortgage pool. On each distribution date prior to the Redemption Date, if any, all amounts distributable on the Class 1A3 Certificates will be passed through to the holders of the Class 1A2 Certificates. Similarly, any Realized Losses experienced by the Class 1A3 Certificates will, in turn, be allocated to the Class 1A2 Certificates in reduction of its certificate principal balance.

•
On any Redemption Date, the trustee will be required to deliver the Class 1A3 Certificates to the holder of the Class C Certificate in exchange for payment by the Class C Certificate holder of the Redemption Amount. Holders of the Class 1A2 Certificates may, therefore, expect that the holder of the Class C Certificates will exercise its right to cause a redemption of the Class 1A2 Certificates on any Redemption Date that the then current market value of the Class 1A3 Certificates exceeds the Redemption Amount required to be paid by the holder of the Class C Certificates.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE
Terms of the Offering:

Cut-off Date:	October 1, 2006

Closing Date:	October 30, 2006

Settlement Date:	October 30, 2006

Distribution Dates:	25th of each month, commencing in November 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally, [0.25]% per annum

Trustee:	[TBD].

Securities Administrator:	[TBD].

Exchange Agent:	[TBD].

Rating Agencies:	It is expected that Moody’s and Fitch will rate the offered senior certificates.

Day Count:	30/360.

Delay Days:	With respect to all certificates other than the Class 1A2 Certificates and the Class 1A3 Certificates, 24 days.

With respect to the Class 1A2 Certificates and the Class 1A3 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 1A2 Certificates and the Class 1A3 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 1A2 Certificates and the Class 1A3 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or October 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 1A2 Certificates and the Class 1A3 Certificates, 29 days of accrued interest.

With respect to the Class 1A2 Certificates and the Class 1A3 Certificates, 5 days of accrued interest.

Registration:	Book-entry form through DTC.

Tax Status:	Grantor Trust for Federal income tax purposes.

Pricing Prepayment
Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.09% (12/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 20% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Rates:

Class 1A1 is a senior certificate. The Class 1A1 Certificates will accrue interest at a per annum rate of 5.756.00%.

Class 1A2 is a senior certificate. The Class 1A2 Certificates will accrue interest at a per annum rate of 5.75%.

Class 1A3 is a senior certificate. The Class 1A3 Certificates will accrue interest at a per annum rate of 5.75%.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. The Class AP Certificates will not be entitled to payments of interest.

Class C is a call class. The Class C Certificate will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 5.756.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.00]%*).

Priority of Payment		Order of
	Class A Credit Support of [6.00]%*	Loss Allocation (Other than Excess Losses)
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment	On any Distribution Date, the sum of (1) the Senior Percentage and
Percentage:	(2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate	On any Distribution Date, one minus the Senior Prepayment
Prepayment Percentage:	Percentage.

Strip Rate:	5.75%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal	On any Distribution Date, the sum of (1) the related AP Percentage
Distribution Amount:	of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal	On any Distribution Date, the sum of (1) the product of
Distribution Amount:
(a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal	On any Distribution Date, the sum of (1) the product of
Distribution Amount:
(a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE
Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 1A1 and Class 1A3 Certificates*, sequentially in this order, until reduced to zero.

* For each Distribution Date for so long as the Class 1A2 Certificates remain outstanding, the holders of the Class 1A2 Certificates will be entitled to all principal amounts allocable to the Class 1A3 Certificates.

II. Pay Subordinate Principal Distribution Amount as follows**:
**Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Class 1A2 Yield Table (To Maturity):

Price* (ticks)	50% PPC	75% PPC	100% PPC	150% PPC	200% PPC	300% PPC	400% PPC
96-16	6.28	6.42	6.58	6.93	7.33	8.15	9.12
96-18	6.27	6.41	6.56	6.91	7.30	8.11	9.06
96-20	6.27	6.40	6.55	6.89	7.27	8.07	9.00
96-22	6.26	6.39	6.53	6.87	7.24	8.02	8.94
96-24	6.25	6.38	6.52	6.85	7.22	7.98	8.88
96-26	6.24	6.37	6.51	6.83	7.19	7.94	8.82
96-28	6.23	6.36	6.49	6.81	7.16	7.90	8.76
96-30	6.22	6.34	6.48	6.79	7.13	7.85	8.70
97-00	6.22	6.33	6.47	6.77	7.11	7.81	8.64
97-02	6.21	6.32	6.45	6.75	7.08	7.77	8.58
97-04	6.20	6.31	6.44	6.73	7.05	7.73	8.52
97-06	6.19	6.30	6.42	6.71	7.02	7.68	8.46
97-08	6.18	6.29	6.41	6.69	7.00	7.64	8.40
97-10	6.17	6.28	6.40	6.67	6.97	7.60	8.34
97-12	6.16	6.27	6.38	6.65	6.94	7.56	8.28
97-14	6.16	6.26	6.37	6.63	6.91	7.51	8.22
97-16	6.15	6.25	6.36	6.61	6.89	7.47	8.16

WAL (yr)	11.55	8.16	6.09	3.81	2.68	1.67	1.16
First Prin Pay	Mar11	Oct09	Feb09	May08	Jan08	Aug07	Jun07
Last Prin Pay	Oct36	Oct36	Oct36	Oct36	Dec12	Mar10	Dec08

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Class 1A2 Yield Table (Assuming Class C Call is exercised on February 2007 Distribution Date):

Price* (ticks)	Class C Strike Price* (ticks)	50% PPC	75% PPC	100% PPC	150% PPC	200% PPC	300% PPC	400% PPC
96-16	96-22	6.65	6.65	6.65	6.65	6.65	6.65	6.65
96-18	96-24	6.65	6.65	6.65	6.65	6.65	6.65	6.65
96-20	96-26	6.64	6.64	6.64	6.64	6.64	6.64	6.64
96-22	96-28	6.64	6.64	6.64	6.64	6.64	6.64	6.64
96-24	96-30	6.63	6.63	6.63	6.63	6.63	6.63	6.63
96-26	97-00	6.63	6.63	6.63	6.63	6.63	6.63	6.63
96-28	97-02	6.63	6.63	6.63	6.63	6.63	6.63	6.63
96-30	97-04	6.62	6.62	6.62	6.62	6.62	6.62	6.62
97-00	97-06	6.62	6.62	6.62	6.62	6.62	6.62	6.62
97-02	97-08	6.61	6.61	6.61	6.61	6.61	6.61	6.61
97-04	97-10	6.61	6.61	6.61	6.61	6.61	6.61	6.61
97-06	97-12	6.60	6.60	6.60	6.60	6.60	6.60	6.60
97-08	97-14	6.60	6.60	6.60	6.60	6.60	6.60	6.60
97-10	97-16	6.60	6.60	6.60	6.60	6.60	6.60	6.60
97-12	97-18	6.59	6.59	6.59	6.59	6.59	6.59	6.59
97-14	97-20	6.59	6.59	6.59	6.59	6.59	6.59	6.59
97-16	97-22	6.58	6.58	6.58	6.58	6.58	6.58	6.58

WAL (yr)		0.32	0.32	0.32	0.32	0.32	0.32	0.32
First Prin Pay		Feb07	Feb07	Feb07	Feb07	Feb07	Feb07	Feb07
Last Prin Pay		Feb07	Feb07	Feb07	Feb07	Feb07	Feb07	Feb07

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
LEHMAN BROTHERS		RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Interest Rate Range	4.0% - 9.0%

Gross WAC	6.60%	(+/- 15 Bps)

Original WAM	360

Current WAM	359	(+/- 5 Months)

WA Orig. LTV %	70%	(+/- 10%)

WA Orig. FICO	720	(+/- 10)

California %	43%	(MAX 55%)

Max Avg. Loan Size	$310,000

Cash-Out Refinance %	44%	(+/- 10%)

Primary Residence %	90%	(MIN 75%)

10 Year Interest Only %	34%	(MAX 50%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.